UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                          May 29, 1998
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



        TENNESSEE               1-12762                 62-1543819
(State of Incorporation) (Commission File Number) (I.R.S. Employer
                                                   Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other events.
Following notification of the New York Stock Exchange, the following press release was announced on June 3, 1998.

MEMPHIS, TN: June 3, 1998. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase of the 220-unit Georgetown Grove Apartments in Savannah, Georgia. Built in 1997, the property was purchased for $12,800,000 ($58,182 per unit and $57 per sq. ft.) from LandSouth. This transaction involved the assumption of a HUD 221(d)4 loan in the amount of $10,530,000 at 8.25% interest rate with the balance paid in cash. Georgetown Grove is a new property and has been well received in the upscale Georgetown submarket of Savannah.

For  further  information,  contact  Simon  R.  C.  Wadsworth  at
(901)682 6668, ext 104.
6584  Poplar  Ave., Suite 340, Memphis, TN  38138,  (901)682-6600
FAX: (901)682-6667.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:    June 12, 1998           /s/ Simon R. C. Wadsworth
     -------------------         ---------------------------------------
                                 Simon R.C. Wadsworth
                                 Executive Vice President
                                (Principal Financial and Accounting Officer)